As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DOCUMENT SCIENCES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0485994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6339 Paseo Del Lago

Carlsbad, California 92009

(760) 602-1400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of Plan)

John L. McGannon

President, Chief Executive Officer

and Chief Financial Officer

Document Sciences Corporation

6339 Paseo Del Lago

Carlsbad, California 92009

(760) 602-1400

(Name, address, zip code, and telephone number, including area code, of agent for service)

Copy to:

John M. Williams, Esq.

Gibson, Dunn & Crutcher LLP

4 Park Plaza, Suite 1700

Irvine, California 92614-8557

(949) 451-3800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	150,000	(3)	$3.89	$583,500	$47.21

(1)	Each share of Common Stock of Document Sciences Corporation includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Rights Agreement between Document Sciences Corporation and U.S. Stock Transfer Corporation, as Rights Agent, dated May 11, 2001. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Document Sciences Corporation 1997 Employee Stock Purchase Plan (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price for the Common Stock of Document Sciences Corporation as reported on June 26, 2003 on the Nasdaq National Market.
(3)	Represents an increase in the number of shares authorized for issuance under the Plan.

This Registration Statement on Form S-8 contains 6 sequentially numbered pages, and the Exhibit Index appears on page 6.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Document Sciences Corporation, a Delaware corporation (the “Company”), and relates to an additional 150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s 1997 Employee Stock Purchase Plan (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF

PREVIOUSLY FILED REGISTRATION STATEMENT

The contents of the Registration Statement on Form S-8 (Registration No. 333-86513) filed with the Securities and Exchange Commission on September 3, 1999 are incorporated herein by reference and made a part hereof.

Item 3. Incorporation of Documents by Reference.

The following documents, which the Company has previously filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 25, 2003.

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 12, 2003.

(c)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2002.

(e)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 10, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), as amended on August 9, 1996, including any amendment or report filed for the purpose of updating such description.

(f)	The description of the Company’s Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A (Registration No. 000-20981), filed with the Securities and Exchange Commission May 14, 2001, and any amendments or reports filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Stock Certificate*

4.2	Stockholder Rights Agreement**

4.3	Restated Certificate of Incorporation of the Company***

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, Independent Accountants

24	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to the exhibit of the same number to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-06349).

**	Incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 4, 2002.

***	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-06349).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 30, 2003.

DOCUMENT SCIENCES CORPORATION

By:	/s/ JOHN L. MCGANNON
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints JOHN L. McGANNON his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ JOHN L. MCGANNON John L. McGannon	President and Chief Executive Officer	June 30, 2003

/s/ THOMAS L. RINGER Thomas L. Ringer	Chairman of the Board of Directors	June 30, 2003

/s/ BARTON L. FABER Barton L. Faber	Director	June 30, 2003

/s/ COLIN J. O’BRIEN Colin J. O’Brien	Director	June 30, 2003

/s/ JAMES J. COSTELLO James J. Costello	Director	June 30, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Stock Certificate*

4.2	Stockholder Rights Agreement**

4.3	Restated Certificate of Incorporation of the Company***

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Ernst & Young LLP, Independent Accountants

24	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to the exhibit of the same number to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-06349).

**	Incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 4, 2002.

***	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-06349).